Exhibit 10.5

EXECUTION VERSION

Boxwood Merger Corp.

8801 Calera Dr.

Austin, TX 78735

Attn: Steven Kadenacy

CONFIDENTIAL

January 23, 2020

MACQUARIE CAPITAL (USA) INC.
MACQUARIE CAPITAL FUNDING LLC
125 West 55th Street
New York, New York 10019

NATIXIS, NEW YORK BRANCH
1251 Avenue of the Americas
New York, New York 10020

Project Atlas
Amendment No. 1 to Commitment Letter

Ladies and Gentlemen:

Reference is made to (a) the commitment letter dated August 12, 2019 (including the exhibits and other attachments thereto, the “Commitment Letter”) among Macquarie Capital Funding LLC (“Macquarie Lender”), Macquarie Capital (USA) INC. (“Macquarie Capital” and, together with Macquarie Lender, “Macquarie”), Natixis, New York Branch (“Natixis”) and Boxwood Merger Corp., a Delaware corporation (the “SPAC” or “you”) and (b) the fee letter dated August 12, 2019 (the “Fee Letter”) among Macquarie, Natixis and you. Terms used but not defined in this amendment letter (this “Amendment”) shall have the meanings assigned to them in the Commitment Letter. This Amendment amends or otherwise modifies certain of the terms and provisions of the Commitment Letter as provided herein.

1. Second Lien Contingency Term Facility Commitment Termination

Notwithstanding anything in the Commitment Letter to contrary, each of the parties hereto hereby agree that, with effect from and on the date hereof, the Initial Lenders’ respective commitments to provide the Second Lien Contingency Term Facility are hereby irrevocably terminated in their entirety. For the avoidance of doubt, however, the Second Lien Contingency Underwriting Fee (as defined in the Fee Letter) payable pursuant to clause (y) of the definition thereof in the Fee Letter in respect of the aggregate principal amount of commitments of $70.0 million originally provided under the Commitment Letter for the Second Lien Contingency Term Facility shall continue to be earned, due and payable in cash in U.S. Dollars on the Closing Date in accordance with the terms thereof notwithstanding the termination of the commitments for the Second Lien Contingency Term Facility pursuant to this Amendment.

2. Amendments.

Each of the parties hereto hereby agree that, with effect from and on the date hereof:

(a) The Initial Lenders’ aggregate commitments in respect of the First Lien Term Facility shall be irrevocably reduced from $290.0 million to $281.0 million. For the avoidance of doubt, however, (i) the First Lien Term Underwriting Fee (as defined in the Fee Letter) payable pursuant to clause (y) of the definition thereof in the Fee Letter in respect of the aggregate principal amount of commitments of $290.0 million originally provided under the Commitment Letter for the First Lien Term Facility shall continue to be earned, due and payable in cash in U.S. Dollars on the Closing Date in accordance with the terms thereof notwithstanding the reduction of the commitments for the First Lien Term Facility to $281.0 million pursuant to this Amendment and (ii) nothing herein shall modify the First Lien Term Underwriting Fee payable pursuant to clause (x) of the definition thereof in the Fee Letter.

(b) The definition of “Acquisition Agreement” in the second paragraph of Exhibit A to the Commitment Letter is hereby amended and restated as follows:

“an Amended and Restated Unit Purchase Agreement, dated as of January 22, 2020, among the SPAC, Acquisition Co., the Target and Atlas Technical Consultants Holdings, LP, a Delaware limited partnership (the “Seller”) (together with all exhibits, schedules and disclosure letters thereto, the “Acquisition Agreement”)”.

(c) Clause (a) of the fourth paragraph of Exhibit A to the Commitment Letter is hereby amended and restated in its entirety as follows:

“prior to, or concurrently with, the execution and delivery by the SPAC of the Commitment Letter, the SPAC has obtained commitments from (i) the founding shareholders of the SPAC and certain co-investors thereof in the SPAC to not have their equity interests in the SPAC (such equity interests, the “Founder Share Value”) redeemed as part of the Acquisition and to vote their shares in favor of the Acquisition, (ii) Bernhard Capital Partners Management LP (“BCP”) and current management equity holders of the Target (“Target Management”) to rollover a portion of their equity in the Target into common equity of Holdings in an amount of up to $247 million, but in any event no less than $120.0 million (the “Equity Rollover”);”.

(d) Clause (b) of the fourth paragraph of Exhibit A to the Commitment Letter is hereby amended and restated in its entirety as follows:

“(i) the SPAC will directly or indirectly make cash equity contributions from any funds remaining in the Trust Account (other than funds that are necessary to effect the Buyer Stock Redemption) and common equity contributions to the SPAC from investors to Holdings (which in turn will contribute such amounts as common equity to Acquisition Co.) in an aggregate amount of at least $10.0 million (collectively, with such funds remaining in the Trust Account, the “SPAC Common Equity Contribution”) and (ii) GSO Capital Partners LP (together with its affiliates and funds and accounts managed or advised by it, collectively, “GSO”) and other investors will directly make preferred equity contributions (to the extent that the terms of such preferred equity are reasonably acceptable to the Commitment Parties, the “Preferred Units”) to Holdings (which in turn will contribute such amounts as common equity to Acquisition Co.) in an aggregate amount of up to $145.0 million and no less than $130.0 million (the “Preferred Equity Contribution” and, together with the SPAC Common Equity Contribution, the “SPAC Equity Contribution”), which SPAC Equity Contribution (which, for the avoidance of doubt, does not include any amounts held in the Trust Account to be used to effect the Buyer Stock Redemption (as defined in the Acquisition Agreement)), when combined with the Founder Share Value and the Equity Rollover, will on a pro forma basis constitute an aggregate amount equal to at least 45.0% of the sum of (A) the aggregate gross proceeds of the First Lien Term Facility borrowed on the Closing Date plus (B) the SPAC Equity Contribution actually contributed to or received by Holdings (and then to Acquisition Co.) plus (C) the Founder Share Value plus (D) the Equity Rollover (such equity amount, the “Minimum Equity Amount”) (it being understood that, for the avoidance of doubt, (i) the SPAC Equity Contribution is in addition to the Founder Share Value and the Equity Rollover and (ii) the SPAC Common Equity Contribution will be made with proceeds initially received by the SPAC from its initial public equity offering as well as any additional cash equity raised by the SPAC after August 12, 2019 to fund the Acquisition and the Refinancing and to pay the Transaction Costs (as defined below));”.

(e) Clause (d) of the fourth paragraph of Exhibit A to the Commitment Letter is hereby amended by deleting “and” immediately before “(iv)” and inserting immediately thereafter “to pay for the acquisition of Long Engineering, Inc. (the “Long Engineering Acquisition”) in the amount of $10.5 million within ten business days after the Closing Date and (v)”.

(f) The fifth paragraph of Exhibit A to the Commitment Letter is hereby amended and restated in its entirety as follows:

“For the purposes hereof and of the Term Sheets, the “SPAC Equity Adjustment Mechanism” shall mean:

(a) to the extent that the SPAC Common Equity Contribution is greater than $10.0 million, the amount of the Equity Rollover shall be reduced (and the cash portion of the Acquisition consideration shall be increased) on a dollar-for-dollar basis until the amount of Equity Rollover received by the Sellers is equal to $120.0 million; and

(b) to the extent that there remains any amount of SPAC Common Equity Contribution after reducing the Equity Rollover in accordance with clause (a) above, you shall (i) reduce the Preferred Equity Contribution until the amount of Preferred Equity Contribution received by the Sellers to $130.0 million or (ii) reduce the amount of the Commitment Parties’ aggregate commitments in respect of the First Lien Term Facility or (iii) reduce a combination of both the Preferred Equity Contribution (but in any event, not below $130.0 million) and the First Lien Term Facility, in each case of the foregoing clauses (i), (ii) and (iii), on a dollar-for-dollar basis.”

(g) Clause (1) of the section entitled “First Lien Incremental Facilities” in Exhibit B to the Commitment Letter is hereby amended by changing the amount “$62.0 million” to “$73.0 million”.

(h) The first paragraph of the section entitled “Purpose/Use of Proceeds” in Exhibit B to the Commitment Letter is hereby amended and restated in its entirety as follows:

“First Lien Term Facility: Proceeds of the First Lien Term Facility, together with the proceeds of the SPAC Equity Contribution, will be used to fund (i) the Transactions, (ii) the Transaction Costs and (iii) the Long Engineering Acquisition in the amount of $10.5 million within ten business days after the Closing Date.”

(i) The first paragraph of the section entitled “Interest Rate” in Exhibit B to the Commitment Letter is hereby amended by changing (x) the percentage “4.25%” to “4.75%” and (y) the percentage “3.25%” to “3.75%”.

(j) The first paragraph of the section entitled “Mandatory Prepayments” in Exhibit B to the Commitment Letter is hereby amended by adding the following new clause 4. after the end thereof:

“4. Long Engineering Acquisition. Prepayment in the amount of $10.5 million if the Long Engineering Acquisition has not been consummated within ten business days after the Closing Date, with such prepayment to be made on the eleventh business day after the Closing Date.”

(k) The subsection entitled “B. Affirmative Covenants” of the section entitled “Covenants” in Exhibit B to the Commitment Letter is hereby amended by inserting after “notices of default, material adverse effect and certain other material events” the following:

“promptly after furnishing thereof, copies of any material written notices received by any Credit Party or Restricted Subsidiary thereof or any material statements or reports furnished to any holder (or any agent, trustee or other representative thereof) of any material indebtedness or the Preferred Units, in each case, to the extent not otherwise required to be furnished to the First Lien Administrative Agent or the First Lien Lenders pursuant to the First Lien Credit Documents”.

(l) The subsection entitled “B. Affirmative Covenants” of the section entitled “Covenants” in Exhibit B to the Commitment Letter is hereby amended by inserting after “use of proceeds” the following:

“(including, on the Closing Date, the Borrower depositing $10.5 million of proceeds of the First Lien Term Loans into a restricted account of the Borrower to be held therein solely to finance the Long Engineering Acquisition or, if same is not consummated within 10 business days after the Closing Date, prepaying the First Lien Term Loans as otherwise required above in this Term Sheet)”.

(m) Clause (ix) of the subsection entitled “C. Negative Covenants” of the section entitled “Covenants” in Exhibit B to the Commitment Letter is hereby amended by inserting the following at the end of the parenthetical thereof:

“and payment of any fees or other amounts to the holders of any Preferred Units (or any of their affiliates) in connection with any amendment, modification, waiver, consent or other change to the terms of the Preferred Units (which fees or other amounts also will be treated as a Restricted Payment)”.

(n) Clause (F) of the subsection entitled “C. Negative Covenants” of the section entitled “Covenants” in Exhibit B to the Commitment Letter is hereby amended as follows:

a.	Clause v. is amended by deleting the word “and” at the end thereof;

b.	Clause vi. is amended and restated in its entirety as follows:

“vi. so long as no default or event of default then exists or would result therefrom, a general Restricted Payment basket equal to an aggregate amount not to exceed the greater of (x) $15.0 million and (y) 20.5% of Adjusted EBITDA; and”; and

c.	The following is added as a new clause vii.:

“vii. quarterly cash dividend payments on the Preferred Units in an aggregate amount not to exceed 5.00% per annum so long as (i) no event of default or payment or bankruptcy default then exists or would result therefrom and (ii) Holdings shall be in pro forma compliance with a Consolidated Total Net Leverage Ratio that is no greater than 4.50x.”

(o) Clause (a)(i) of the definition of “Available Amount Basket” in the subsection entitled “C. Negative Covenants” of the section entitled “Covenants” in Exhibit B to the Commitment Letter is hereby amended and restated as follows:

“(i) the greater of (A) $10.0 million or (B) 12.5% of Adjusted EBITDA for the most recently ended four quarter period for which financial statements have been (or were required to have been) delivered to the First Lien Administrative Agent, plus”.

(p) The section entitled “Events of Default” in Exhibit B to the Commitment Letter is hereby amended by adding after “cross-default and cross-acceleration to other indebtedness;” appearing therein “a breach of any of the “protective provisions” set forth in Holdings’ Limited Liability Agreement or any other provision therein that would result in a requirement for Holdings to redeem the Preferred Units notwithstanding any limitations set forth in the First Lien Credit Documents;”.

(q) The section entitled “Assignments and Participations” in Exhibit B to the Commitment Letter is hereby amended by adding the following new paragraph after the end thereof:

“Notwithstanding anything to the contrary contained herein, the aggregate principal amount of First Lien Term Loans and Incremental First Lien Term Loans and commitments under the Revolving Facility and any Incremental Revolving Facility held by GSO shall not exceed at any time 20% of the aggregate principal amount of First Lien Term Loans and Incremental First Lien Term Loans and commitments under the Revolving Facility and any Incremental Revolving Facility then outstanding.”

(r) Paragraph 2 of Exhibit D to the Commitment Letter is hereby amended and restated as follows:

“Substantially concurrently with the initial fundings contemplated by the Commitment Letter, (a) Holdings and Acquisition Co. shall have received (x) the SPAC Equity Contribution in the aggregate amount of at least $155.0 million and (y) the Minimum Equity Amount (of which (A) at least $155.0 million will consist of the SPAC Equity Contribution referred to in the foregoing clause (x) and (B) no more than $145.0 million shall consist of the Preferred Equity Contribution), (b) the Equity Rollover shall have occurred and (c) the Refinancing shall have occurred (with all applicable related liens and guarantees to be released and terminated or customary provisions therefor made).”

(s) The first proviso in paragraph 3 of Exhibit D to the Commitment Letter is hereby amended and restated as follows:

“provided that (i) any decrease in the purchase price shall not be deemed to be materially adverse to the interests of the Lenders or the Lead Arrangers if such decrease is allocated, first, to reduce the SPAC Equity Contribution to an amount not less than the greater of (x) the Minimum Equity Amount and (y) $155.0 million and, thereafter, as a reduction to the First Lien Term Facility, on a dollar-for-dollar basis and (ii) any increase in the purchase price shall not be deemed to be materially adverse to the Lenders or the Lead Arrangers if such increase is funded solely by an increase in the SPAC Equity Contribution;”.

3. Counterparts; Conflict; Governing Law.

This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by “.pdf” or similar electronic transmission shall be effective as delivery of a manually executed counterpart hereof. Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment. This Amendment constitutes an amendment to the Commitment Letter, which shall remain in full force and effect as amended hereby. Except as expressly set forth herein, nothing contained in this Amendment shall constitute a modification or waiver of any other provision of the Commitment Letter. From and after the date hereof, any reference to the Commitment Letter in any agreement, document, undertaking or course of dealing (verbal or otherwise) shall be deemed to be a reference to the Commitment Letter as amended hereby. The Commitment Letter, as amended by this Amendment, contains the entire agreement of the parties hereto relating to the subject matter hereof and thereof and supersede any prior negotiations or agreements, whether oral or written, among the parties hereto relative to such subject matter. The governing law provisions contained in Section 10 of the Commitment Letter are incorporated herein by reference, mutatis mutandis; provided, that all references therein to “this Commitment Letter” shall be deemed to refer to this Amendment.

4. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THE ACQUISITION, THIS AMENDMENT, THE COMMITMENT LETTER OR THE PERFORMANCE BY YOU OR ANY OF YOUR AFFILIATES OF THE SERVICES HEREUNDER OR THEREUNDER.

5. Jurisdiction.

The jurisdiction provisions contained in Section 10 of the Commitment Letter are incorporated herein by reference, mutatis mutandis; provided, that all references therein to “this Commitment Letter” shall be deemed to refer to this Amendment.

6. Indemnity

The indemnity provisions contained in Section 7 of the Commitment Letter are incorporated herein by reference, mutatis mutandis; as if all references therein to “this Commitment Letter” shall be deemed to also include this Amendment.

7. Confidentiality.

The confidentiality provisions contained in Section 9 of the Commitment Letter are incorporated herein by reference, mutatis mutandis; provided, that all references therein to “this Commitment Letter” shall be deemed to refer to this Amendment.

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Very truly yours,

BOXWOOD MERGER CORP.

By:	/s/ Stephen M. Kadenacy
Name: Stephen M. Kadenacy
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Commitment Letter]

Accepted and agreed to as of the date first above written:

MACQUARIE CAPITAL FUNDING LLC

By:	/s/ Ayesha Farooqi
	Name:	Ayesha Farooqi
	Title:	Authorized Signatory

By:	/s/ Lisa Grushkin
	Name:	Lisa Grushkin
	Title:	Authorized Signatory

MACQUARIE CAPITAL (USA) INC.

By:	/s/ Ayesha Farooqi
	Name:	Ayesha Farooqi
	Title:	Authorized Signatory

By:	/s/ Lisa Grushkin
	Name:	Lisa Grushkin
	Title:	Authorized Signatory

NATIXIS, NEW YORK BRANCH

By:	/s/ Christopher Dorsett
	Name:	Christopher Dorsett
	Title:	Managing Director

By:	/s/ Robin Gruner
	Name:	Robin Gruner
	Title:	Vice President

[Signature Page to Amendment No. 1 to Commitment Letter]